EXHIBIT 10.32

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of this           day of December, 2009 by ASTA FUNDING, INC., a Delaware corporation (“Asta”) in favor of GMS FAMILY INVESTORS LLC, a Delaware limited liability company (“GMS”) and JUDITH R. FEDER (“Feder”).

WHEREAS, pursuant to a certain Revolving Promissory Note of even date herewith Bank Leumi USA (“Lender”) has made a loan to Asta in the original principal amount of Six Million and 00/100 ($6,000,000) Dollars (the “Loan”); and

WHEREAS, as an inducement to Lender to make the Loan to Asta, Lender requested that GMS enter into (i) that certain Guaranty of even date herewith with Lender (the ”Guaranty”), (ii) that certain Account Control Agreement with the Lender and UBS Financial Services Inc. (the “Account Control Agreement”), and (iii) that certain Pledge Agreement (the “Pledge Agreement”) in favor of the Lender pursuant to which GMS granted Lender a security interest in all of its rights, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement); and

WHEREAS, to induce GMS to enter into the Guaranty, the Account Control Agreement and the Pledge Agreement, and to be bound by the terms thereof, Asta has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Asta hereby agrees as follows:

1. Indemnification.  Asta hereby agrees to indemnify, defend, and hold harmless GMS and Feder and their respective members, managers, officers, directors, employees, agents, heirs, executors, successor and/or assigns (each an “Indemnified Party”) from all costs, demands, claims, liabilities, actions or causes of action, interests, penalties, damages, expenses, judgments or losses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising out of, in connection with, or in any way related to the Loan, the Guaranty, the Account Control Agreement and the Pledge Agreement, including without limitation, any Losses incurred by an Indemnified Party as a result of the foreclosure of Lender’s security interest on the Pledged Collateral (with the value of the securities held by the Pledged Account (as defined in the Pledge Agreement) determined as of the date hereof).

2. Payment of Expenses.  Asta agrees that it shall pay, within five (5) days after written demand, all out-of-pocket fees, costs and expenses incurred by GMS or Feder in connection with the Guaranty, the Account Control Agreement, the Pledge Agreement, this Agreement or any other documents executed or delivered in connection therewith or herewith, including, without limitation, all recording fees, filing fees and reasonable attorneys’ fees, costs and expenses.

3. Fee.  Simultaneously with the execution of this Agreement, Asta shall pay GMS the sum of one hundred sixty thousand and 00/100 Dollars ($160,000) as a fully earned, non-refundable fee in consideration of GMS’ entry into the Guaranty, the Account Control Agreement and the Pledge Agreement.

4. Miscellaneous.

(a) Binding Effect.  This Agreement shall be binding upon Asta and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of GMS and Feder and their respective heirs, successors and assigns.

(b) Modification and Waiver.  No alterations or variations of the terms and provisions of this Agreement shall be valid unless made in writing and signed by Asta, GMS and Feder or their successors or permitted assigns.

(c) Governing Law and Jurisdiction.  This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made therein, without regard to rules of conflicts of law.

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IN WITNESS WHEREOF, this Indemnification Agreement is executed and delivered as of the day and year first above written.

ASTA FUNDING, INC.

By:	/s/ Gary Stern
Name:     Gary Stern

Title:	President

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